EXHIBIT 13

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on December 31, 2004 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Paulo Guilherme Aguiar Cunha, the Chief Executive Officer, and Fabio Schvartsman, the Chief Financial Officer of Ultrapar Participações S.A., each certifies that, to the best of their respective knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ultrapar Participações S.A.

São Paulo, June 24, 2005

By:	/s/ Paulo Guilherme Aguiar Cunha

Name:	Paulo Guilherme Aguiar Cunha
Title:	Chief Executive Officer

By:	/s/ Fabio Schvartsman

Name:	Fabio Schvartsman
Title:	Chief Financial and Investor Relations Officer